Exhibit 99.1

Solar Senior Capital Ltd. Announces Monthly Dividend of $0.1175 per Share for February 2014

NEW YORK--(BUSINESS WIRE)--February 6, 2014--Solar Senior Capital Ltd. (NASDAQ:SUNS), today declared a dividend of $0.1175 per share for the month of February 2014. The dividend will be paid on February 28, 2014 to stockholders of record on February 20, 2014. The specific tax characteristics will be reported to stockholders on Form 1099 after the end of the calendar year.

ABOUT SOLAR SENIOR CAPITAL LTD.

Solar Senior Capital Ltd. is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in leveraged, middle market companies in the form of senior secured loans.

FORWARD-LOOKING STATEMENTS

Statements included herein may constitute “forward-looking statements,” which relate to future events or our future performance or financial condition. These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission. Solar Senior Capital Ltd. undertakes no duty to update any forward-looking statements made herein.

CONTACT:
Solar Senior Capital Ltd.
Investor Relations
646-308-8770